                                                                      EXHIBIT 11



                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                (in thousands)


                                                                         Quarter Ended                    Three Quarters Ended
                                                              ---------------------------------    ---------------------------------
                                                                 October 6,        October 5,        October 6,        October 5,
                                                                    1996              1997              1996              1997
                                                              ----------------  ---------------    ----------------  ---------------
Primary earnings per share:

Weighted average number of shares outstanding.....                   27,742            33,266            17,068            32,928
Incremental shares pursuant to Staff Accounting
  Bulletin No. 83..................................                   2,635                 -             2,157                 -
Dilutive effect of common stock options and
  warrants..........................................                      -             1,312                 -             1,848
Adjusted primary weighted average number of                   ----------------  ---------------    ----------------  ---------------
  common and equivalent shares outstanding.........                  30,377            34,578            19,225            34,776
                                                              ================  ===============    ================  ===============
Fully diluted earnings per share:
Weighted average number of shares outstanding.....                   27,742            33,266            17,068            32,928
Incremental shares pursuant to Staff Accounting
  Bulletin No. 83..................................                   2,863                 -             2,225                 -
Dilutive effect of common stock options and
  warrants..........................................                      -             1,312                 -             1,848
                                                              ----------------  ---------------    ----------------  ---------------
Adjusted fully diluted weighted average number
  of common and equivalent shares outstanding......                  30,605            34,578            19,293            34,776
                                                              ================  ===============    ================  ===============
